Exhibit 99.99








(Signature Page, to follow Item 88 at Screen Number 44)

         This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th day of January, 2006.



                                           COLLEGE AND UNIVERSITY FACILITY
                                           LOAN TRUST ONE

                                           By:  US Bank, not in its individual
                                           capacity, but solely as Owner Trustee
                                           under a Declaration of Trust dated
                                           September 17, 1987 and Amended and
                                           restated on September 29, 1987, and
                                           December 4, 1989.


                                            By: Diana J. Kenneally
                                                Assistant Vice President